                                     CONSENT

         We hereby consent to the filing of our federal tax opinion as an exhibit to the Registration Statement and to the reference to us in the Prospectus/Proxy Statement included therein under the headings "THE MERGER -- Certain Federal Income Tax Consequences" and "CERTAIN LEGAL MATTERS."


/s/ Graham & Dunn, P.C.


Seattle, Washington
April 19, 1996